UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2022 (November 29, 2022)

SHOALS TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39942	85-3774438
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Shoals Way Portland, Tennessee	37148
(Address of principal executive offices)	(Zip Code)

(615) 451-1400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 Par Value	SHLS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to the Tax Receivable Agreement

On November 29, 2022, Shoals Technologies Group, Inc. (the “Company”) entered into an amendment (the “TRA Amendment”) to the Tax Receivable Agreement, dated as of January 29, 2021 (as amended or otherwise modified from time to time, the “TRA”), by and among the Company and the holders party thereto, pursuant to which the parties to the TRA agreed to grant the Company a right to terminate the TRA at its election until December 31, 2022 in exchange for a termination consideration of $58.1 million payable in cash (the “TRA Termination Consideration”).

The foregoing description of the TRA Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the TRA Amendment, copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2022, the Company announced that its Chief Executive Officer, Jason Whitaker, has informed the Board of Directors that he intends to step down from his role as Chief Executive Officer for health reasons in early 2023. Mr. Whitaker will remain with the Company in an advisory role until mid-March 2023. Brad Forth, Chairman of the Board of Shoals, is leading the Board search for a new CEO, with the assistance of executive search firm, Spencer Stuart. Mr. Whitaker expects to continue serving on the Board of Directors during this transition period.

Item 7.01	Regulation FD Disclosure.

On November 30, 2022, the Company issued a press release announcing the events described in Item 5.02 above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information included in Item 7.01 of this Current Report on Form 8-K and the exhibits attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in any such filing.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include information concerning the Company’s Chief Executive Officer succession, including Mr. Whitaker’s plans and the search for a new CEO, the Company’s possible or assumed future results of operations, business strategies, technology developments, financing and investment plans, dividend policy, competitive position, industry and regulatory environment, potential growth opportunities and the effects of competition.

Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include changes to Mr. Whitaker’s circumstances, inability to find a new CEO, the impact of the announcement of the succession on the Company’s stock and its employees, suppliers and customers, and other risks and uncertainties described in the Company’s most recent Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent management’s beliefs and assumptions only as of the date of this report. You should read this Current Report on Form 8-K with the understanding that the Company’s actual future results may be materially different from what it expects.

Except as required by law, the Company assumes no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Tax Receivable Agreement Amendment, dated as of November 29, 2022, by and among Shoals Technologies Group, Inc. and the other parties thereto.

99.1	Press Release, dated November 30, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shoals Technologies Group, Inc.

Date: November 30, 2022	By:	/s/ Mehgan Peetz
Mehgan Peetz
General Counsel and Corporate Secretary

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